Exhibit 3.19

CERTIFICATE OF INCORPORATION
OF
HOWE STREET CORPORATION

FIRST:  The name of this corporation is Howe Corporation.

SECOND:  Its registered office in the State of Delaware is to be located at 1209 Orange Street, Wilmington, Delaware, New Castle County. The registered agent in charge thereof is Corporation Trust Company, address “same as above.”

THIRD:  The nature of the business and, the objects and purposes proposed to be transacted, promoted and carried on, are to do any or all the things herein mentioned as fully and to the same extent as natural persons might or could do, and in any part of the world. The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH:  The amount of the total authorized capital stock of this corporation is divided into 1,000 shares of $1.00 par value.

FIFTH:  The name and mailing address of the incorporator is as follows:

Steven L. Mekeel
1525 Howe Street
Racine, Wisconsin 53403-5011

SIXTH:  The Directors shall have power to make and to alter or amend the By-laws; to fix the amount to be reserved as working capital, and to authorize and cause to be executed, mortgages and liens without limit as to the amount, upon the property and franchise of the Corporation.

With the consent in writing, and pursuant to a vote of the holders of a majority of the capital stock issued and outstanding, the Directors shall have the authority to dispose, in any manner, of the whole property of this corporation.

The By-laws shall determine whether and to what extent the accounts and books of this corporation, or any of them shall be open to the inspection of the stockholders; and no stockholder shall have any rights of inspecting any account, or book or document of this Corporation, except as conferred by the law or the By-laws, or by resolution of the stockholders.

The stockholders and directors shall have power to hold their meetings and keep the books, documents and papers of the Corporation outside of the State of Delaware, at such places as may be from time to time designated by the By-laws or by resolution of the stockholders or directors, except as otherwise required by the laws of Delaware.

It is the intention that the objects, purposes and powers specified in the Third paragraph hereof shall, except where otherwise specified in said paragraph, without being limited or restricted by reference to or inference from the terms of any other clause of paragraph in this certificate of incorporation, that the objects, purposes and powers specified in the Third paragraph and in each of the clauses or paragraphs of this charter shall be regarded as independent objects, purposes and powers.

SEVENTH:  Directors of the corporation shall not be liable to either the corporation or its stockholders for monetary damages for a breach of fiduciary duties unless the breach involves: (l) a director’s duty of loyalty to the corporation or its stockholders; (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (3) liability for unlawful payments of dividends or unlawful stock purchase or redemption by the corporation; or (4) a transaction from which the director derived an improper personal benefit.

I, THE UNDERSIGNED, for the purpose of forming a Corporation under the laws of the State of Delaware, do make, file and record this Certificate and do certify that the facts herein are true; and I have accordingly hereunto set my hand.

/S/ STEVEN L. MEKEEL

Steven L. Mekeel

DATED:  November 2, 1993

CERTIFICATE OF AMENDMENT
TO CERTIFICATE OF INCORPORATION
OF
HOWE STREET CORPORATION

Steven L. Mekeel and Edwin R. Rossini, being the Vice President and Assistant Secretary, respectively, of Howe Street Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), do hereby certify as follows:

1.    That the sole director of the Corporation pursuant to unanimous written consent and in accordance with Sections 141(f) and 242 of the General Corporation Law of the State of Delaware, adopted the resolution set forth below proposing an amendment to the Certificate of Incorporation of the Corporation (the “Amendment”) and further directed that the Amendment be submitted to the stockholders of the Corporation entitled to vote thereon for their consideration and approval:

RESOLVED, that the Certificate of Incorporation of the Corporation be amended by creating a new Article One to read as follows (the “Amendment”):

ARTICLE ONE

       The name of the Corporation is S. C. Johnson Professional II, Inc.

2.    That the sole stockholder of the Corporation, by written consent, approved and adopted the Amendment in accordance with Sections 228 and 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the undersigned, being the Vice President and Assistant Secretary hereinabove named, for the purpose of amending the Certificate of Incorporation of the Corporation pursuant to the General Corporation Law of the State of Delaware, under penalties of perjury do each hereby declare and certify that this is the act and deed of the Corporation and the facts stated herein are true, and accordingly have hereunto signed this Certificate of Amendment to Certificate of Incorporation this 1st day of May, 1995.

By:	STEVEN L. MEKEEL

Steven L. Mekeel

ATTEST:

By:	EDWIN R. ROSSINI

Edwin R. Rossini

3

CERTIFICATE OF MERGER
OF
WHITMIRE RESEARCH LABORATORIES, INC.
(a Missouri corporation)
WITH AND INTO
S.C. JOHNSON PROFESSIONAL II, INC.
(a Delaware corporation)

********************************

In accordance with Section 252 of the
General Corporation Law of the
State of Delaware

********************************

S.C. Johnson Professional II, Inc., a corporation duly organized and existing under and by virtue of the laws of the State of Delaware (the “Corporation”), desiring to merge Whitmire Research Laboratories, Inc., a Missouri corporation, with and into itself, pursuant to the provisions of Section 252 of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY as follows:

FIRST:  The name and state of incorporation of each constituent corporation of the merger (the “Merger”) is as follows:

NAME	STATE OF INCORPORATION
S.C. Johnson Professional II, Inc.	Delaware
Whitmire Research Laboratories, Inc.	Missouri

SECOND:  An Agreement and Plan of Merger (the “Merger Agreement”) has been approved, adopted, certified, executed and acknowledged by each constituent corporation, in accordance with the requirements of Section 252 of the General Corporation Law of the State of Delaware.

THIRD:  The name of the surviving corporation of the Merger is S.C. Johnson Professional II, Inc. (the “Surviving Corporation”). The Certificate of Incorporation of the Corporation as in effect at the effective time of the Merger shall be the Certificate of Incorporation of the Surviving Corporation.

FOURTH:  Anything herein or elsewhere to the contrary notwithstanding, the Merger Agreement may be amended or terminated and abandoned by the Boards of Directors of the constituent corporations at any time prior to the date of filing the Certificate of Merger with the Secretary of the State of Delaware.

4

FIFTH:  An executed copy of the Merger Agreement is on file at the principal place of business of the Surviving Corporation, 1525 Howe Street, Racine, Wisconsin 53403, and a copy of the Merger Agreement will be furnished by the Surviving Corporation, upon request and without cost, to any stockholder of any constituent corporation.

SIXTH:  The Merger shall be effective upon filing with the Secretary of State of Delaware.

SEVENTH:  The stock and par value of Whitmire Research Laboratories, Inc. is as follows:

CLASS B COMMON	$.10 PAR VALUE	500,000 AUTHORIZED 10,500 ISSUED
CLASS C COMMON	$.01 PAR VALUE	42,000 AUTHORIZED 0 ISSUED
CLASS A PREFERRED	$1.00 PAR VALUE	275,000 AUTHORIZED 192,941 ISSUED
CLASS D PREFERRED	$1.00 PAR VALUE	350,000 AUTHORIZED 274,268 ISSUED
CLASS E PREFERRED	$1.00 PAR VALUE	75,000 AUTHORIZED 62,193 ISSUED

IN WITNESS WHEREOF, the undersigned, for the purpose of effectuating the Merger of the constituent corporations, pursuant to the General Corporation Law of the State of Delaware, under penalties of perjury do hereby declare and certify that this is the act and deed of the Corporation and the facts stated herein are true and accordingly have hereunto signed this Certificate of Merger this 1st day of July, 1995.

S. C. JOHNSON PROFESSIONAL II, INC. a Delaware corporation

By:	/s/ DAVID S. ANDERSEN

David S. Andersen
President

ATTEST:

By:	/s/ STEVEN L. MEKEEL

Steven L. Mekeel
Secretary

WHITMIRE RESEARCH LABORATORIES, INC. a Missouri corporation

By:	/s/ DAVID S. ANDERSEN

David S. Andersen
Vice President

ATTEST:

By:	/S/ STEVEN L. MEKEEL

Steven L. Mekeel
Secretary

CERTIFICATE OF AMENDMENT
TO CERTIFICATE OF INCORPORATION
OF
S. C. JOHNSON PROFESSIONAL II, INC.

David S. Andersen and Steven L. Mekeel, being the President and Secretary, respectively, of S. C. Johnson Professional II, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), do hereby certify as follows:

1.  That the sole director of the Corporation pursuant to unanimous written consent and in accordance with Sections 141(f) and 242 of the General Corporation Law of the State of Delaware, adopted the resolution set forth below proposing an amendment to the Certificate of Incorporation of the Corporation (the “Amendment”) and further directed that the Amendment be submitted to the stockholders of the Corporation entitled to vote thereon for their consideration and approval:

RESOLVED, that the Certificate of Incorporation of the Corporation be amended by creating a new Article One to read as follows (the “Amendment”):

ARTICLE ONE

The name of the Corporation is Whitmire Research Laboratories, Inc.

2.  That the sole stockholder of the Corporation, by written consent, approved and adopted the Amendment in accordance with Sections 228 and 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the undersigned, being the Vice President and Assistant Secretary hereinabove named, for the purpose of amending the Certificate of Incorporation of the Corporation pursuant to the General Corporation Law of the State of Delaware, under penalties of perjury do each hereby declare and certify that this is the act and deed of the Corporation and the facts stated herein are true, and accordingly have hereunto signed this Certificate of Amendment to Certificate of Incorporation this 30th day of June, 1995.

By:	DAVID S. ANDERSEN

David S. Andersen

ATTEST:

By:	STEVEN L. MEKEEL

Steven L. Mekeel

CERTIFICATE OF AMENDMENT
TO CERTIFICATE OF INCORPORATION
OF
WHITMIRE RESEARCH LABORATORIES, INC.

L.F. Noland and Steven L. Mekeel, being the President and Secretary, respectively, of Whitmire Research Laboratories, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), do hereby certify as follows:

1.  That the sole director of the Corporation pursuant to unanimous written consent and in accordance with Sections 141(f) and 242 of the General Corporation Law of the State of Delaware, adopted the resolution set forth below proposing an amendment to the Certificate of Incorporation of the Corporation (the “Amendment”) and further directed that the Amendment be submitted to the stockholders of the Corporation entitled to vote thereon for their consideration and approval:

RESOLVED, that the Certificate of Incorporation of the Corporation be amended by creating a new Article One to read as follows (the “Amendment”):

ARTICLE ONE

The name of the Corporation is Whitmire Micro-Gen Research Laboratories, Inc.

2.  That the sole stockholder of the Corporation, by written consent, approved and adopted the Amendment in accordance with Sections 228 and 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the undersigned, being the President hereinabove named, for the purpose of amending the Certificate of Incorporation of the Corporation pursuant to the General Corporation Law of the State of Delaware, under penalties of perjury does hereby declare and certify that this is the act and deed of the Corporation and the facts stated herein are true, and accordingly has hereunto signed this Certificate of Amendment to Certificate of Incorporation this 11th day of October, 1995.

By:	/S/ LLOYD F. NOLAND
L.F. Noland

ATTEST:

By:	/S/ STEVEN L. MEKEEL
Steven L. Mekeel

CERTIFICATE OF MERGER
OF
MICRO-GEN EQUIPMENT CORP.
(a Delaware corporation)
WITH AND INTO
WHITMIRE MICRO-GEN RESEARCH LABORATORIES, INC.
(a Delaware corporation)

**********
In accordance with Section 251 of the
General Corparation Law of the
State of Delaware
**********

Whitmire Micro-Gen Research Laboratories, Inc., a corporation duly organized and existing under and by virtue of the laws of the state of Delaware (the “Corporation”), desiring to merge Micro-Gen Equipment Corp., a Delaware Corporation, with and into itself, pursuant to the provisions of Section 251 of the General Corparation Law of the State of Delaware, DOES HEREBY CERTIFY as follows:

FIRST:  The name and state of incorporation of each constituent corporation of the merger (the “Merger”) is as follows:

NAME	STATE OF CORPORATION
Micro-Gen Equipment Corp.	Delaware
Whitmire Micro-Gen Research Laboratories, Inc.	Delaware

SECOND:  An agreement and Plan of Merger (the “Merger Agreement”) has been approved, adopted, certified, executed and acknowledged by each constituent corporation, in accordance with the requirements of Section 251 of the General Corporation Law of the State of Delaware.

THIRD:  The name of the surviving corporation of the Merger is Whitmire Micro-Gen Research Laboratories, Inc. (the “Surviving Corporation”). The Certificate of Incorporation of the Corporation as in effect at the effective time of the Merger shall be the Certificate of Incorporation of the Surviving Corporation.

FOURTH:  Anything herein or elsewhere to the contrary notwithstanding, the Merger Agreement may be amended or terminated and abandoned by the Boards of Directors of the constituent corporations at any time prior to the date of filing the Certificate of Merger with the Secretary of State of the State of Delaware.

FIFTH:  An executed copy of the Merger Agreement is on file at the principal place of business of the Surviving Corporation, 1525 Howe Street, Racine, Wisconsin 53403-2236, and

a copy of the Merger Agreement will be furnished by the Surviving Corporation, upon request and without cost, to any stockholder of any constituent corporation.

SIXTH:  The Merger shall be effective January 1, 1996.

SEVENTH:  The stock and par value of Micro-Gen Equipment Corp. is as follows:

Common        $10.00 par    100 shares issued

IN WITNESS WHEREOF, the undersigned, for the purpose of effectuating the Merger of the constituent corporations, pursuant to the General Corporation Law of the State of Delaware, under penalties of perjury do hereby declare and certify that this is the act and deed of the Corporation and the facts stated herein are true and accordingly have hereunto signed this Certificate of Merger this 30th day of October, 1995.

WHITMIRE MICRO-GEN RESEARCH LABORATORIES, INC. a Delaware corporation

By:	/S/ L.F. NOLAND

L.F. Noland
President

ATTEST:

By:	/S/ STEVEN L. MEKEEL

Steven L. Mekeel
Secretary

MICRO-GEN EQUIPMENT CORP. a Delaware corporation

By:	/S/ DAVID L. CAMPBELL

David L. Campbell
President

ATTEST:

By:	/S/ STEVEN L. MEKEEL

Steven L. Mekeel
Secretary